BLUME LAW FIRM, P.C.
                           A PROFESSIONAL CORPORATION

                                 Attorney At Law
                        Licensed in Arizona and Minnesota
                           11801 North Tatum Boulevard
                                    Suite 108
                           Phoenix, Arizona 85028-1612
                            Telephone (602) 494-7976
                            Facsimile (602) 494-7313
                             http://www.blumepc.com
                            email: gblume@blumepc.com


                                       October 14, 1998

Board of Directors
MedCare Technologies, Inc.
1515 West 22nd Street, Suite 1210
Oak Brook, Illinois 60521

     Reference: Registration of Common Stock

Gentlemen:

     We have acted as counsel for MedCare Technologies, Inc., a Delaware corporation (the "Company"), and certain of its shareholders and warrant and option holders (the "Selling Shareholders") in connection with the execution, delivery and performance by the Company of the following documents:

     1. Nine-, Twelve- and Eighteen-Month Warrants dated June 1997 (the "Warrants") and underlying common stock;
     2. Preferred Warrants dated June 1997 (the "Preferred Warrants") and underlying common stock;
     3.   1995, 1996 and 1997 Stock Option Plans;
     4.   Private  Placement,  Regulation D, dated February 4, 1997; and
     5. Common Stock and Underlying Warrants (300,000) sold in reliance on Regulation D dated July 7, 1997 (collectively, the "Securities Documents")

between the Company and the shareholders and warrant and option holders named in the various documents, as contained in the Registration Statement No. 333-41611 on Form SB-2(the "Registration Statement") under the Securities Act of 1933, as amended (the "Act").

     In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following:

     (a)  Articles of Incorporation of the Company, as amended to date;

     (b)  By-laws of the Company, as amended to date;

     (c) Certificates from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Delaware;

MedCare Board of Directors
Page 2
October 14, 1998


     (d) Certificate of Designation as filed with the Secretary of State of the State of Delaware setting out the preferences and rights of the Series A Preferred Stock;

     (e) Subscription Agreement for the purchase of shares of Series A Preferred Stock pursuant to the Regulation D offering dated July 1997;

     (f) Nine-Month Warrant for shares of Common Stock offered in conjunction with the Subscription Agreement for the Regulation D offering dated July 1997;

     (g) Twelve-Month Warrant for shares of Common Stock offered in conjunction with the Subscription Agreement for the Regulation D offering dated July 1997;

     (h) Fifteen-Month Warrant for shares of Common Stock offered in conjunction with the Subscription Agreement for the Regulation D offering dated July 1997;

     (i) Preferred Warrant for shares of Series A Preferred Stock offered in conjunction with the Subscription Agreement for the Regulation D offering dated July 1997;

     (j) Registration Rights Agreement outlining the terms of Registration of the stock and warrants included in the Regulation D offering dated July 1997;

     (k) Instructions to Transfer Agent included in the Regulation D offering dated July 1997;

     (l)  Program Management Agreement with Amendment;

     (m)  Stock Option Plan for fiscal year 1995;

     (n)  Stock Option Plan for fiscal year 1996;

     (o) Stock Option Plan for fiscal year 1997 offering options at $4.50 per share;

     (p) Stock Option Plan for fiscal year 1997 offering options at $6.50 per share;

    (q) Officer's Certificate included in the Regulation D offering dated July 1997;

     (r) Form of Specimen Preferred Stock Certificate for issuance of shares of the Regulation D offering dated July 1997;

     (s) Resolutions of the Board of Directors of the Company, authorizing the issuance and sale of the outstanding Shares and Warrants and the issuance of the Stock Option Plans, the filing of the Registration Statement, establishing the public offering price and various other matters relating to the issuance and sale of the securities detailed in the Securities Documents;

MedCare Board of Directors
Page 3
October 14, 1998


     (t)  The Registration Statement and all exhibits thereto;

     Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement; the Company is duly qualified in each other jurisdiction in which the ownership or leasing of property requires such qualification (except for those jurisdictions in which the only material consequence of a failure to be so qualified, other than potential penalties not individually or in the aggregate material to the Company and its Subsidiaries taken as a whole, is that actions may not be brought in the courts of such jurisdictions by the Company until its failure to so qualify, if required, has been cured);


     2. The  authorized  capital  stock of the Company  consists of  100,000,000 shares of Common Stock, $.001 par value, of which there were outstanding 6,992,185 shares at December 31, 1997, and 1,000,000 shares of Preferred Stock, $.001 par value, of which 330 are outstanding. Proper corporate proceedings have been taken validly to authorize such authorized capital stock, including capital stock issuable under the terms of preferred stock options and other warrants and options for the issuance of capital stock; all the outstanding shares of such capital stock have been duly and validly issued and are fully paid and nonassessable; all shares whose issuance is called for under preferred stock options and other warrants and options for the issuance of capital stock will upon their issuance be duly and validly issued and fully paid and nonassessable; the shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company;


     3. The Registration Statement and the documents offering the various securities for sale (except as to the financial statements contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act and with the rules and regulations of the Securities and Exchange Commission thereunder;

     4. On the basis of information developed and made available to us, the accuracy or completeness of which has not been independently verified by us, we have no reason to believe that the Registration Statement or the Securities Documents (except as to the financial statements contained therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     5. The information required to be set forth in the Registration Statement in answer to Items 12 and 13 (insofar as it relates to us) of Form SB-2 is, to the best of our knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of our knowledge, the description of the Company's stock option plans and agreements and the options granted and which may be granted thereunder set forth in the Prospectus accurately and fairly represents the information required to be shown with respect to said plans, agreements, and options by the Act and the rules and regulations of the Securities and Exchange Commission thereunder;

MedCare Board of Directors
Page 4
October 14, 1998

     6. The terms and provisions of the capital stock of the Company conform to the description thereof contained in the Registration Statement and the various Securities Documents, and the statements in the Securities Documents under the caption "Description of Common Stock" have been reviewed by us and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the Common Stock comply with Delaware law;

     7. The descriptions in the Registration Statement and the various Securities Documents of material contracts and other material documents are fair and accurate in all material respects; and we do not know of any franchises, contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in our opinion are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     8. The Securities Documents have been duly authorized, executed, and delivered by the Company and constitutes the valid and legally binding obligations of the Company except as the indemnity provisions thereof may be limited by the principles of public policy;

     9. The issue and sale by the Company of the Shares sold by the Company as contemplated by the various securities agreement did not conflict with, or result in a breach of, any material agreement or instrument known to us which the Company is a party or by which it is bound, or any applicable law or regulation, or, so far as is known by us, any order, writ, injunction or decree applicable to the Company of any jurisdiction, court or governmental instrumentality, or the Restated Articles of Incorporation or By-laws of the Company.

     10. To the best of our knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Company having registration rights with respect to such securities on account of the filing of the Registration Statement who have not effectively waived such rights; and

     In addition, we have participated in conferences with representatives of the Company and accountants for the Company at which the contents of the Registration Statement and the various Securities Documents and related matters were discussed. Although we have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Securities Documents (other than the caption "Description of Common Stock"), we advise

MedCare Board of Directors
Page 5
October 14, 1998


you that on the basis of foregoing, we have no reason to believe that either the Registration Statement or the Securities Documents, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Securities Documents as to which we are not called upon to and do not express any opinion).

                         Sincerely,

                         BLUME LAW FIRM, P.C.


                         /s/ Gary R. Blume
                         Gary R. Blume
                         Attorney at Law


GRB/lvd